Exhibit 99.1

Turning Point Brands Provides Update on PMTA Process

Louisville, Ky. – On September 14, Turning Point Brands, Inc. (“TPB” or the “Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products including alternative smoking accessories and consumables with active ingredients, was informed by the Food and Drug Administration that the agency has issued a Marketing Denial Order (“MDO”) in response to a Premarket Tobacco Product Application (“PMTA”) covering certain of the Company’s vapor products.

The Company stands behind the high quality of its PMTA, which we believe established that the products’ continued marketing would be “appropriate for the protection of public health,” the standard established by the Family Smoking Prevention and Tobacco Control Act of 2009. These products are crucial to improving public health by helping adult smokers migrate to less harmful products. TPB will continue to engage with the FDA and other stakeholders as we consider options moving forward, including a formal appeal of the decision and potential legal relief.

The PMTA denied by this MDO included an in-depth toxicological review, a clinical study, and studies on patterns and likelihood of use. We believe the data demonstrated that TPB products do not appeal to never users, youth, or former users and that a significant majority of users of TPB products had completely ceased use of combustible cigarettes. The scientific literature on lower-risk nicotine delivery systems shows that these products can significantly improve public health by providing alternatives that are much less harmful than combustible cigarettes.

“While we believe the FDA’s current conclusion is misguided, we will continue our dialogue with the agency in search of a path forward,” said Larry Wexler, President and CEO, Turning Point Brands. “As we explore options for appealing this decision, we are hopeful that the agency reaffirms its commitment to science-based decision making and to its announced Comprehensive Plan, which includes fully transitioning adult consumers down the continuum of risk in order to reduce the morbidity and mortality associated with combustible cigarette use by preserving the diverse vapor market.”

The Company continues to monitor regulatory developments and intends to take appropriate measures to manage and mitigate any risk exposure that may result from these and any future MDOs.

About Turning Point Brands

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, through its iconic core brands Zig-Zag® and Stoker’s® and its emerging brands within the NewGen segment. TPB’s products are available in more than 210,000 retail outlets in North America, in addition to sites such as www.zigzag.com, www.nu-x.com and www.solacevapor.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports led with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the 2 date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to those included it the company’s Annual reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports led by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Media Contacts

Turning Point Brands, Inc.:
Caitlin Kasunich / Raquel Cona
KCSA Strategic Communications
212.896.1241 / 212.896.1204
ckasunich@kcsa.com / rcona@kcsa.com

Investor Contacts

Turning Point Brands, Inc.:
Louie Reformina, Senior Vice President, CFO
Turning Point Brands, Inc.
502.774.9238
ir@tpbi.com